UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 29, 2009

SINO PAYMENTS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-53537
(State or other jurisdiction of incorporation)	(Commission File No.)

212-214 Des Voeux Rd.
Des Voeux Commercial Building, 12th Fl.
Sheung Wan, Hong Kong
(Address of principal executive offices and zip code)

(203) 652-0130
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 24, 2009, we entered into a Services Agreement (the “Agreement”) with PowerE2E (“PowerE2E”) whereby it was agreed that we would provide clients of PowerE2E with credit and debit card processing services in mainland China. PowerE2E wishes to appoint us as a consultant for debit and credit card processing services to retail merchants with both physical stores and ecommerce stores. PowerE2E will pay us a consulting fee of USD $1,000 per month for a minimum period of 1 year as of the date of this Agreement. This Agreement may be renewed at the end of 1 year for a further period of 1 year with mutual consent from both parties.

ITEM 7.01      REGULATION FD DISCLOSURE

Today we announced our signed Service Agreement with PowerE2E to provide credit and debit card processing services in China.  This agreement is for card processing services for PowerE2E’s clients as well as directly for PowerE2E transactions. The first project is for an ecommerce client site and PowerE2E and Sino Payments are working on additional joint business development opportunities to provide service to PowerE2E’s existing customer base.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits	Document Description

	99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 29th day of April, 2009.

Sino Payments, Inc.

BY:	MATTHEW MECKE
Matthew Mecke, President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, and a Member of the Board of Directors